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                                                                    EXHIBIT 4.22



                             CERTIFICATE OF TRUST
                                      OF
                               BNY CAPITAL VIII



   This Certificate of Trust of BNY Capital VIII (the "Trust"), dated December 18, 1998, is being duly executed and filed by the undersigned, as trustees to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3810 et seq.)

   1.  Name.  The name of the business trust formed hereby is BNY Capital VIII.
       ----

   2.  Delaware Trustee.  The name and the business address of the trustee of
       ----------------
the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, DE 19801

   IN WITNESS WHEREOF, the undersigned being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                                          First Chicago Delaware Inc.
                                          as Trustee



                                          By: /s/ Steven M. Wagner
                                              --------------------------------
                                              Steven M. Wagner, Vice President




                                              /s/ Robert Keilman
                                              --------------------------------
                                              Robert Keilman as Regular Trustee



                                              /s/  John Park
                                              --------------------------------
                                              John Park as Regular Trustee